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                                                                         ANNEX I

       STRATEGIC INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of _______ ___, 2000, between ASIA GLOBAL CROSSING LTD., a limited liability company established under the laws of Bermuda (the "COMPANY"), and [ ], a company incorporated under the laws of [ ] the "INVESTOR").

       WHEREAS, the Company proposes to offer and sell its Class A common shares, par value $0.01 per share (the "SHARES"), in a public offering registered with the U.S. Securities and Exchange Commission (the "OFFERING"); and

       WHEREAS, the Company and the Investor wish to cooperate to promote their mutual interests and build a lasting and mutually beneficial strategic relationship and, consistent with this, the Investor is now willing to make an equity investment in the Company on the basis and terms set out in this Agreement.

       NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       SECTION 1. Investment. (a) The Investor agrees that, if the Offering of the Shares occurs as contemplated, the Company will sell to the Investor, and the Investor will purchase, in an offering (the "TRANSACTION") registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") the Investor Shares (as defined below). All payments made by the Investor under this Agreement shall be made without any deduction or withholding for or on account of any Taxes (as defined below) imposed by any taxing or governmental authority. If the Investor is or was required by law to make any deduction or withholding from any payment due hereunder to the Company, then, notwithstanding anything to the contrary contained in this Agreement, (i) the sum payable by such Investor shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 1) the Company receives an amount equal to the sum it would have received had no such deductions or withholdings been made,
(ii) such Investor shall make such deductions or withholdings, (iii) such Investor shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Investor shall promptly furnish to the Company the original or a certified copy of a receipt evidencing payment thereof. "TAXES" means any tax (including, without limitation, withholding tax), duty, levy, change or custom (including, without limitation, any sales or use tax) imposed or collected by any taxing authority or agency (domestic or foreign) and any penalty or interest with respect thereto.

       "INVESTOR SHARES" means the number of Shares that can be purchased for US$50 million (the "PURCHASE PRICE") at the initial public offering price per Share to be determined by the Company and the lead underwriters for the Offering (the "UNDERWRITERS"), as adjusted from time to time as a result any stock split, subdivision, combination, capitalization, rights issue or other form of stock reorganization.



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       (b) The Investor may elect to acquire the Investor Shares through an
Affiliate, in which case the agreements, acknowledgments and confirmations given in this Agreement shall be deemed to be given by such Investor for itself and on behalf of such Affiliate. An "AFFILIATE" for these purposes shall mean, with respect to any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust or unincorporated business or organization (a "PERSON"), any other Person that directly or indirectly Controls, is under common Control with or is Controlled by such first person. "CONTROL" for these purposes means, with respect to any Person, the ability, directly or indirectly, to direct or cause the directions of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. The terms "CONTROLLED" and "CONTROLLING" shall have meanings correlative to the foregoing.

       (c) The closing of the Transaction (the "CLOSING") shall occur simultaneously with or, at the Company's request, as soon as practicable after the closing date of the Offering, but in no event later than 5 business days after the closing date of the Offering , provided such closing takes place on or prior to December 31, 2000, unless the parties hereto shall mutually agree otherwise.

       SECTION 2. Strategic Cooperation. The Investor and the Company agree to cooperate to promote their mutual interests and build a lasting and mutually beneficial strategic relationship.

       SECTION 3. Closing. On the date of the Closing determined pursuant to
Section 1(c) herein (the "CLOSING DATE"), the Investor shall pay to the Company the Purchase Price in immediately available funds to such bank account as identified by the Company no later than 2 days prior to such date. The Investor's ownership interest in the Investor Shares shall be recorded in book-entry form and reflected in the Company's share registry in accordance with the laws of Bermuda. Upon the request of the Investor and after the Closing, the Company shall deliver certificates representing the Investor Shares to the Investor as soon as practicable after the Company obtains permission from the Bermuda Monetary Authority to issue such certificates.

       SECTION 4. Restrictions on Disposals by the Investor. (a) The Investor agrees that without the prior written consent of the Company, it will not, at any time during the period of 12 months following the Closing Date (the "LOCK-UP PERIOD"), Dispose (as defined below) of any of the Investor Shares.

       (b) The provisions of this Section 4 shall not prevent (i) the Investor from acquiring Investor Shares through any of their respective Affiliates or
(ii) the Investor (or any of its Affiliates) from transferring Investor Shares to any of their respective Affiliates (or to the Investor) (collectively, "PERMITTED ARRANGEMENTS"); provided that, in all cases (x) the Investor shall be responsible for ensuring that any of its Affiliates which holds any Investor Shares as a result of any Permitted Arrangements shall duly comply with Section 4 as if bound by such obligations itself and (y) if any of its Affiliates which holds any Investor Shares as a result of any Permitted Arrangements is about to or will cease to be an Affiliate of an Investor, such entity must (and the Investor shall procure that such entity shall), before ceasing to be an Affiliate of


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such Investor, ensure that its entire interest in any such Investor Shares shall be fully and effectively transferred to such Investor or to an Affiliate of such Investor.

       (c) For the purpose of this Section 4, "DISPOSE" means (i) offering, pledging, selling, contracting to sell, selling any option or contracting to purchase any option, purchasing any option or contracting to sell any option, granting any option, right or warrant to purchase, or otherwise transferring or disposing of (including, without limitation, pursuant to the creation of a derivative security such as a hedge), directly or indirectly, any Investor Shares or (ii) entering into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Investor Shares (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Investor Shares or such other securities, in cash or otherwise).

       SECTION 5. Voting Agreement. On the Closing Date, each of the Company and the Investor shall enter into the Voting Agreement set forth as Exhibit A hereto.

       SECTION 6. Acknowledgments, Representations, Warranties and Covenants.

       (a) The Investor acknowledges and confirms that:

       (i) it is not entitled to nominate or appoint any person to be a director of the Company;

       (ii) it has consulted its own independent advisors to the extent it has considered necessary or appropriate;

      (iii) in purchasing the Investor Shares as contemplated herein, it has not relied upon any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in the prospectus (filed with the Securities and Exchange Commission in an effective registration statement on Form S-1 (File No. 333-37666)), as amended or supplemented; and

      (iv) at or around the time of entering into this Agreement, the Company has entered into, or proposes to enter into, agreements with one or more other strategic investors.

       (b) The Company represents and warrants as of the date hereof and as of the Closing Date that the Shares have been duly authorized and, when issued and delivered to the Investors against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

       (c) Each of the Investor and the Company represents and warrants as of the date hereof and as of the Closing Date that:

       (i) it is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation;


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       (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action on its part;

        (iii) the execution, delivery and performance of this Agreement by it, the compliance by it with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained or made and are in full force and effect), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, its charter or by-law documents or those of any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to it and its subsidiaries, taken as a whole, to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over it, any of its subsidiaries or their respective property; and

        (iv) this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations and that no corporate, shareholder or other consents, approvals or authorizations are required by such party for the performance of its obligations under this Agreement.

       SECTION 7. Legend. Each certificate evidencing outstanding Investor Shares shall bear the following legend:

       "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF AN AGREEMENT, DATED AS OF ______________, 2000, BETWEEN ASIA GLOBAL CROSSING LTD AND
       [    ] . A COPY OF SUCH AGREEMENT IS ON FILE AT THE REGISTERED OFFICE OF
       ASIA GLOBAL CROSSING LTD."

       SECTION 8. Conditions Precedent. The rights and obligations of each party hereto shall be subject to the conditions precedent that:

      (i) the Offering shall occur simultaneously with or prior to the Transaction;

      (ii) the representations of the Investor (with respect to the Company) and of the Company (with respect to the Investor) set forth in Section 7 herein shall be true and correct as in all respects as of the dates specified herein;

      (iii) simultaneously with the Closing, the Investor (with respect to the Company) and the Company (with respect to the Investor) shall have entered into the Voting Agreement as provided in Section 6 herein; and

      (iv) a registration statement relating to the Investor Shares shall have been filed with and declared effective by the U.S. Securities and Exchange Commission (the


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    "SEC") and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the SEC.

       SECTION 9. Public Statements. The parties hereto shall consult with each other prior to issuing any public announcement or statement with respect to this Agreement or the transaction contemplated hereby. Except (i) for any announcement by the Investor which may be required in order to comply with the rules of any government authority or agency or stock exchange applicable to such Investor (but only after prior consultation with the Company with respect to the form, timing and content of any such announcement) or (ii) as may be agreed by the Company, the Investor will not make any announcement or other public statement with respect to this Agreement or the arrangements contemplated by it. In addition, the Investor acknowledges and agrees (i) that this Agreement and the relationship and arrangements between the parties contemplated by this Agreement may be required to be described in public offering documentation and other marketing materials for the Offering and specifically, this Agreement may be a material contract required to be filed with regulatory authorities and/or made available for public inspection in connection with the Offering and (ii) to permit the Company to identify such Investor as a purchaser of Shares in offering documentation for the Offering and in any required subsequent filings with the United States Securities and Exchange Commission.

       SECTION 10. Miscellaneous.

       (a) Remedies. In the event of a breach by a party hereto of its obligations under this Agreement, each other party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

       (b) Amendments and Waivers. This Agreement may be amended only by a written instrument signed by each party hereto.

       (c) No Assignment. This Agreement, or any party hereof, may not be assigned by any party hereto without the prior written consent of the other party hereto. Any purported assignment in violation of this paragraph (c) shall be null and void.

       (d) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) upon delivery if sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) upon delivery if deposited with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       If to the Company:


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                  Asia Global Crossing Ltd.
                  Wessex House
                  45 Reid Street
                  Hamilton HM12
                  Bermuda
                  Attention: Charles F. Carroll, Esq.
                  Facsimile: (441) 296-8600

         with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY 10017
                  Attention: Alan M. Klein, Esq.
                  Facsimile: (212) 455-2502

         If to [                            ]:

                  [                          ]
                  -------------------------------
                  -------------------------------
                  -------------------------------
                  -------------------------------

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

       (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       (f) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

       (h) Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       (i) Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects thereto and no party shall be liable or bound to any other in any


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manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

       (j) Submission to Jurisdiction. Each party hereto irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of New York and the courts of the United States for the Northern or Southern Districts of New York, and in the courts hearing appeals therefrom, for the resolution of any dispute, action, suit or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this paragraph (j), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.

       (k) Survival. Sections 4, 5, 7, 8, 10 and 11 shall survive any termination or expiration of this Agreement except such as have been obtained or made and are in full force and effect.

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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            [                                ]

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:



                                            ASIA GLOBAL CROSSING LTD.

                                            By:
                                               -------------------------------
                                            Name:
                                            Title: